Exhibit 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1997

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1.  Plan is subject to ERISA, see Item 4 for required information.


Item 2.  Plan is subject to ERISA, see Item 4 for required information.


Item 3.  Plan is subject to ERISA, see Item 4 for required information.


Item 4.  Financial Statements and Exhibits
         ---------------------------------

    (a)  Financial Statements:

         Report of Independent Accountants

         Statements of Net Assets Available for Benefits with Fund Information at March 31, 1997 and March 31, 1996.

         Statements of Changes in Net Assets Available for Benefits with Fund Information for year ended March 31, 1997 and March 31, 1996.

         Notes to financial statements

         Schedule of Reportable Transactions for the Year Ended March 31, 1997 (Schedule I)

         Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefit with Fund Information at March 31, 1997 and March 31, 1996 (Appendix A)

         Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefit with Fund Information for the Year Ended March 31, 1997 and March 31, 1996 (Appendix A)


    (b)  Exhibits:

         None

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                 ANHEUSER-BUSCH EMPLOYEE STOCK
                                 PURCHASE AND SAVINGS PLAN






                                  By:      JOBETH G. BROWN
                                     --------------------------------
                                           JoBeth G. Brown
                                           Committee Member


Dated: September 24, 1997

                               800 Market Street        Telephone 314 206 8500
                               St. Louis, MO  63101


PRICE WATERHOUSE LLP                                            [LOGO]


          REPORT OF INDEPENDENT ACCOUNTANTS


August 1, 1997

To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan at March 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedule I is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund. Schedule I and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE LLP


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN

Statement of Net Assets Available for Benefits with Fund
Information
March 31, 1997
Page 2
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                             Short-term  Medium-term
                            Anheuser-Busch      fixed      fixed      Equity
                            Companies, Inc.    income     income      index
                               stock fund       fund       fund        fund
Assets
Receivables:
  Contributions:
    Participant                $  1,116,710 $    22,132 $    82,830 $   250,861
    Employer                        669,881       -           -          -
                               ------------ ----------- ----------- -----------
                                  1,786,591      22,132      82,830     250,861
                               ------------ ----------- ----------- -----------

Investments, at fair value:
  Anheuser-Busch Companies,
    Inc. Common Stock*          866,236,945
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund             10,501,546
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund                        32,874,148
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                        67,564,753
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
    Index  Balanced Fund
  Mellon Bank Employee Benefit
    Temporary Investment Fund       654,102
  Participant loans
  Earthgrains Company, Inc.          -            -          -          -
      Common Stock
                                ----------- ----------- ----------- -----------
     Total investments          866,891,047  10,501,546  32,874,148  67,564,753
                               ------------ ----------- ----------- -----------
     Total assets               868,677,638  10,523,678  32,956,978  67,815,614
                               ------------ ----------- ----------- -----------
Liabilities
Notes payable                   141,050,000
                               ------------ ----------- ----------- -----------
    Total liabilities           141,050,000       -          -           -
                               ------------ ----------- ----------- -----------
 Net assets available for      $727,627,638 $10,523,678 $32,956,978 $67,815,614
    benefits                   ============ =========== =========== ===========


*Represents more than 5% of net assets available for benefits.


                 See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index      Participant    Earthgrains
                                balanced    balanced       loan       Company stock
                                  fund        fund         fund          fund          Total
Assets
Receivables:
  Contributions:
    Participant                $     40,060 $    25,417  $   -        $   -       $   1,538,010
    Employer                          -           -          -            -             669,881
                               ------------ -----------  -----------  -----------   -----------
                                     40,060      25,417      -            -           2,207,891
                               ------------ -----------  -----------  -----------   -----------
Investments at fair value:
  Anheuser-Busch Companies, Inc.
    Common Stock*                                                                   866,236,945
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund                                                     10,501,546
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund                                                    32,874,148
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                                       67,564,753
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund         8,821,674                                           8,821,674
  Anheuser-Busch Companies, Inc.
    Index  Balanced Fund                      6,597,319                               6,597,319
  Mellon Bank Employee Benefit
    Temporary Investment Fund                                                           654,102
  Participant loans                                       34,581,109                 34,581,109
  Earthgrains Company, Inc.
      Common Stock                   -           -            -        11,971,852    11,971,852
                               ------------ -----------  -----------  -----------    ----------
     Total investments            8,821,674   6,597,319   34,581,109   11,971,852 1,039,803,448
                               ------------ -----------  -----------  ----------- -------------
     Total assets                 8,861,734   6,622,736   34,581,109   11,971,852 1,042,011,339
                               ------------ -----------  -----------  ----------- -------------
Liabilities
Notes payable                                                                       141,050,000
                               ------------ -----------  -----------  ----------- -------------
    Total liabilities                -            -           -            -        141,050,000
                               ------------ -----------  -----------  ----------- -------------
 Net assets available for      $  8,861,734 $ 6,622,736  $34,581,109  $11,971,852 $ 900,961,339
    benefits                   ============ ===========  ===========  =========== =============







*Represents more than 5% of net assets available for benefits.


                 See accompanying Notes to Financial Statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN

Statement of Net Assets Available for Benefits with Fund
Information
March 31, 1996
Page 3
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                            Companies, Inc.  income      income      index
                               stock fund     fund        fund        fund
Assets
Cash                         $       7,230 $    -      $     -      $    -
Receivables:
  Contributions:
     Participant                 1,205,892     27,465      109,858       41,197
     Employer                      700,927
  Interest                          11,538       -           -            -
                             ------------- ----------  -----------  -----------
                                 1,925,587     27,465      109,858       41,197
                             ------------- ----------  -----------  -----------
Investments, at fair value:
  Anheuser-Busch Companies,    689,233,480
    Inc. Common Stock*
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund           8,703,657
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund*                      34,465,256
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                       48,056,458
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
    Index Balanced Fund
  Mellon Bank Employee Benefit
    Temporary Investment Fund  11,457,017
  Participant loans
  Earthgrains Company, Inc.,
    Common Stock                   -            -           -          -
                             ------------ ----------- -----------  -----------
      Total investments       700,690,497   8,703,657  34,465,256   48,056,458
                             ------------ ----------- -----------  -----------
      Total assets            702,616,084   8,731,122  34,575,114   48,097,655
                             ------------ ----------- -----------  -----------
Liabilities
Notes payable                 157,700,000
Other payable                         263       -           -           -
                             ------------ ----------- -----------  -----------
     Total liabilities        157,700,263       -           -           -
                             ------------ ----------- -----------  -----------
  Net assets available for
    benefits                 $544,915,821 $ 8,731,122 $34,575,114  $48,097,655
                             ============ =========== ===========  ===========

*Represents more than 5% of net assets available for benefits.

                 See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index      Participant   Earthgrains
                                balanced    balanced       loan      Company stock
                                  fund        fund         fund         fund           Total
Assets
Cash                           $      -     $     -      $   -        $   -       $       7,230
Receivables:
  Contributions:
    Participant                      41,197      41,197      -            -           1,466,806
    Employer                          -           -          -            -             700,927
Interest                              -           -          -            -              11,538
                               ------------ -----------  -----------  -----------   -----------
                                     41,197      41,197      -            -           2,186,501
                               ------------ -----------  -----------  -----------   -----------
Investments, at fair value:
  Anheuser-Busch Companies, Inc.
    Common Stock*                                                                   689,233,480
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund                                                      8,703,657
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund*                                                   34,465,256
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund*                                                       48,056,458
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund         7,410,828                                           7,410,828
  Anheuser-Busch Companies, Inc.
    Index  Balanced Fund                      4,705,185                               4,705,185
  Mellon Bank Employee Benefit
    Temporary Investment Fund                                                        11,457,017
  Participant loans                                       28,907,563                 28,907,563
  Earthgrains Company, Inc.
      Common Stock                   -           -            -        12,469,948    12,469,948
                               ------------ -----------  -----------  -----------    ----------
     Total investments            7,410,828   4,705,185   28,907,563   12,469,948   845,409,392
                               ------------ -----------  -----------  ----------- -------------
     Total assets                 7,452,025   4,746,382   28,907,563   12,469,948   847,595,893
                               ------------ -----------  -----------  ----------- -------------
Liabilities
Notes payable                                                                       157,700,263
Other payable                        -           -            -            -                263
                               ------------ -----------  -----------  ----------- -------------
    Total liabilities                -            -           -            -        157,700,000
                               ------------ -----------  -----------  ----------- -------------
 Net assets available for      $  7,452,025 $ 4,746,382  $28,907,563  $12,469,948 $ 689,895,630
    benefits                   ============ ===========  ===========  =========== =============





*Represents more than 5% of net assets available for benefits.


                 See accompanying Notes to Financial Statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN

Statement of Changes in Net Assets Available for Benefits with
Fund Information
Year Ended March 31, 1997
Page 4
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed     Equity
                            Companies, Inc.  income      income     index
                              stock fund      fund        fund       fund
Additions to net assets
attributed to:
  Contributions:
     Employer                  $ 10,356,001 $      -    $    -      $     -
     Participant                 27,686,726     547,305   3,469,934   5,600,742
                               ------------ ----------- ----------- -----------
                                 38,042,727     547,305   3,469,934   5,600,742
                               ------------ ----------- ----------- -----------
Investment income:
     Interest                       323,328         264
     Dividends                   15,639,999
     Net realized and unrealized
       appreciation in fair value
       of investments           173,078,881     478,815   1,424,832   9,512,099
                               ------------ ----------- ----------- -----------
        Total additions         227,084,935   1,026,384   4,894,766  15,112,841
                               ------------ ----------- ----------- -----------
Deductions from net assets
attributed to:
     Distributions to
       participants              35,557,123     911,099   1,689,573   2,390,727
     Interest expense            20,169,188
     Administrative expenses          6,270       -           -           -
                               ------------ ----------- ----------- -----------
        Total deductions         55,732,581     911,099   1,689,573   2,390,727
                               ------------ ----------- ----------- -----------
Net transfers in (out)           11,359,463   1,677,271  (4,823,329)  6,995,845
                               ------------ ----------- ----------- -----------
Net increase (decrease)         182,711,817   1,792,556  (1,618,136) 19,717,959

Net assets available for
  benefits, beginning of year   544,915,821   8,731,122  34,575,114  48,097,655
                               ------------ ----------- ----------- -----------
Net assets available for
  benefits, end of year        $727,627,638 $10,523,678 $32,956,978 $67,815,614
                               ============ =========== =========== ===========




                   See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index      Participant   Earthgrains
                                balanced    balanced       loan      Company stock
                                  fund        fund         fund         fund           Total
Additions to net assets
attributed to:
  Contributions:
    Employer                   $     -      $     -      $   -        $   -       $  10,356,001
    Participant                     898,362    557,983       -            -          38,761,052
                               ------------ -----------  -----------  ----------- -------------
                                    898,362    557,983       -            -          49,117,053
                               ------------ -----------  -----------  ----------- -------------
Investment income:
  Interest                                                 2,487,925                  2,811,517
  Dividends                                                                          15,639,999
  Net realized and unrealized
    appreciation in fair value
    of investments                  825,131    569,651         -        5,485,188   191,374,597
                               ------------ -----------  -----------  ----------- -------------
     Total additions              1,723,493   1,127,634    2,487,925    5,485,188   258,943,166
                               ------------ -----------  -----------  ----------- -------------

Deductions from net assets
attributed to:
  Distributions to participants     707,429     139,667       78,815      695,512    42,169,945
  Interest expense                                                                   20,169,188
  Administrative expenses            -           -            -            -              6,270
                               ------------ -----------  -----------  ----------- -------------
     Total deductions               707,429     139,667       78,815      695,512    62,345,403
                               ------------ -----------  -----------  ----------- -------------
Net transfers in (out)              393,645     888,387    3,264,436   (5,287,772)   14,467,946
                               ------------ -----------  -----------  ----------- -------------
Net increase (decrease)           1,409,709   1,876,354    5,673,546     (498,096)  211,065,709


Net assets available for
  benefits, beginning of year     7,452,025   4,746,382   28,907,563   12,469,948   689,895,630
                               ------------ -----------  -----------  ----------- -------------
 Net assets available for
  benefits, end of year        $  8,861,734 $ 6,622,736  $34,581,109  $11,971,852 $ 900,961,339
                               ============ ===========  ===========  =========== =============





*Represents more than 5% of net assets available for benefits.


                 See accompanying Notes to Financial Statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN

Statement of Changes in Net Assets Available for Benefits with
Fund Information
Year Ended March 31, 1996
Page 5
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH
                                           Short-term  Medium-term
                            Anheuser-Busch    fixed      fixed       Equity
                            Companies, Inc.  income     income       index
                              stock fund      fund       fund        fund
Additions to net assets
attributed to:
  Contributions:
     Employer                  $ 19,519,078  $    -     $     -      $    -
     Participant                 24,594,631     693,057    2,845,512    4,234,080
                               ------------  ---------- ------------ ------------
                                 44,113,709     693,057    2,845,512    4,234,080
Investment income:
    Interest                        285,027
    Dividends                    16,386,568
    Net realized and unrealized
     appreciation in fair value
     of investments              75,987,369     277,123    2,725,886  11,064,328
                               ------------  ---------- ------------ -----------
                                 92,658,964     277,123    2,725,886  11,064,328
Transfer in at Fund inception       -             -           -          -
                               ------------  ---------- ------------ -----------
    Total additions             136,772,673     970,180    5,571,398  15,298,408
                               ------------  ---------- ------------ -----------
Deductions from net assets
attributed to:
  Distributions to participants  25,980,189     674,610    1,731,452   1,160,947
  Interest expense                7,158,938
  Administrative expenses             5,698        -           -          -
                               ------------  ---------- ------------ -----------
   Total deductions              33,144,825     674,610    1,731,452   1,160,947
                               ------------  ---------- ------------ -----------
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Employees
 covered by a Collective
 Bargaining Agreement)           (1,052,236)      8,012      19,295       10,155
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Certain Hourly
 Employees of Anheuser-Busch
 Companies, Inc. and its
 Subsidiaries                     7,662,466         944         809          944
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Certain
 Employees of the Earthgrains
 Company)                           (13,630)      1,179      (1,752)      (9,288)
Interfund transfer in (out)     (16,369,763)  1,138,377    (678,117)   5,222,453
                               ------------  ---------- -----------  -----------
 Net transfer in (out)           (9,773,163)  1,148,512    (659,765)   5,224,264
                               ------------  ---------- -----------  -----------
 Net increase (decrease)         93,854,685   1,444,082   3,180,181   19,361,725

Net assets available for
 benefits, beginning of year    451,061,136   7,287,040  31,394,933   28,735,930
                               ------------  ---------- -----------  -----------
Net assets available for
 benefits, end of year         $544,915,821  $8,731,122 $34,575,114  $48,097,655
                               ============  ========== ===========  ===========

                See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index      Participant   Earthgrains
                                balanced    balanced       loan      Company stock
                                  fund        fund         fund         fund           Total
Additions to net assets
attributed to:
  Contributions:
    Employer                   $     -      $     -      $   -        $   -       $  19,519,078
    Participant                   1,027,735    792,735       -            -          34,187,750
                               ------------ -----------  -----------  ----------- -------------
                                  1,027,735    792,735       -            -          53,706,828

Investment income:
  Interest                                                 1,990,177                  2,275,204
  Dividends                                                                          16,386,568
  Net realized and unrealized
    appreciation in fair value
    of investments                1,951,190    536,827         -        4,132,264    96,674,987
                               ------------ -----------  -----------  ----------- -------------
                                  1,951,190    536,827     1,990,177    4,132,264   115,336,759
Transfer in at Fund inception        -           -             -        4,929,626     4,929,626
                               ------------ ----------   -----------  ----------- -------------
    Total additions               2,978,925  1,329,562     1,990,177    9,061,890   173,973,213
                               ------------ ----------   -----------  ----------- -------------
Deductions from net assets
attributed to:
  Distributions to participants     251,190     102,733      558,244        -        30,459,365
  Interest expense                                                                    7,158,938
  Administrative expenses            -           -            -             -             5,698
                               ------------ -----------  -----------  ----------- -------------
     Total deductions               251,190     102,733      558,244         -       37,624,001
                               ------------ -----------  -----------  ----------- -------------
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Employees
 covered by a Collective
 Bargaining Agreement)                6,480       6,513        5,994         -         (995,787)
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Certain Hourly
 Employees of Anheuser-Busch
 Companies, Inc. and its Subsidiaries   269         269      (4,460)     (30,815)     7,630,426
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Certain Employees
 of the Earthgrains Company)          1,768       1,768        -           -            (19,955)
Interfund transfer in (out)       1,293,929   1,912,251   4,041,997     3,438,873          -
                               ------------  ---------- -----------   ----------- -------------
Net transfer in (out)             1,302,446   1,920,801   4,043,531     3,408,058     6,614,684
                               ------------ -----------  -----------  ----------- -------------
Net increase (decrease)           4,030,181   3,147,630   5,475,464    12,469,948   142,963,896

Net assets available for
  benefits, beginning of year     3,421,844   1,598,752   23,432,099       -        546,931,734
                                ----------- -----------  -----------  ----------- -------------
Net assets available for
  benefits, end of year        $  7,452,025 $ 4,746,382  $28,907,563  $12,469,948 $ 689,895,630
                               ============ ===========  ===========  =========== =============









                 See accompanying Notes to Financial Statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 6
--------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN

     GENERAL
     The Anheuser-Busch Deferred Income Stock Purchase and
     Savings Plan (the Plan) was established as a result of an amendment to the Anheuser-Busch Employee Stock Purchase and Savings Plan (the Original Plan). The Anheuser-Busch Employee Stock Purchase and Savings Plan was established by Anheuser-Busch, Inc., effective April 1, 1976. The Original Plan was divided into two separate plans effective January 1, 1985: the Deferred Income Stock Purchase and Savings Plan and the Employee Stock Purchase and Savings Plan. The Plan is a continuation of the Original Plan except that certain additional features were added, including provisions for Before-Tax Contributions pursuant to Section 401(k) of the Internal Revenue Code. Additionally, eligibility was limited to employees not covered by a collective bargaining agreement. Effective July 1, 1994, the Plan was divided into two separate plans, one of which is a continuation of the Plan as amended, and the other of which is the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of the Earthgrains Company).

     The Plan covers eligible employees of Anheuser-Busch
     Companies, Inc. (the Company) and certain subsidiaries of the Company which include: Anheuser-Busch Asia, Inc.; Anheuser-Busch Distributors of New York, Inc.; Anheuser-Busch Europe, Inc.; Anheuser-Busch, Incorporated; Anheuser-Busch International, Inc.; Anheuser-Busch Investment Capital Corporation; Anheuser-Busch Mexico, Inc.; Anheuser-Busch Recycling Corporation; Anheuser-Busch Sales of Hawaii, Inc.; Anheuser-Busch Sales of South Bay, Inc.; August A. Busch & Co. of Massachusetts; Board Walk and Baseball, Inc.; Busch Agricultural Resources, Inc.; Busch Biotech, Inc.; Busch Creative Services Corporation; Busch Entertainment Corporation; Busch Media Group; Busch Mechanical Services, Inc.; Busch Properties, Inc.; Busch Properties of Florida, Inc.; Consolidated Farms, Inc.; Fairfield Transport, Inc.; Innervision Productions, Inc.; Kingsmill Realty, Inc.; Manufacturers Cartage Company; Manufacturers Railway Company; Metal Container Corporation; Metal Container Corporation of California; Metal Container International, Inc.; Metal Container Service Corporation; MRS Transport Company; Nutri-Turf, Inc.; Pacific International Rice Mills, Inc.; Precision Printing and Packaging, Inc.; Sea World of Florida, Inc.; Sea World of Texas, Inc.; Sea World, Inc.; St. Louis Refrigerator Car Company; and Williamsburg Transport, Inc.

     The Plan is operated in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, the Retirement Equity Act of 1984 and the Tax Reform Act of 1986. The plan was restated effective April 1, 1994 primarily to incorporate previous amendments. This summary is intended to provide only a general description of the Plan's provisions.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 7
--------------------------------------------------------------------------

     Participants should refer to the Plan document for more complete information.

     PLAN ADMINISTRATION
     The Plan's named fiduciaries are the Company, as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

     The Plan was amended effective June 1, 1989, to add provisions to make the Plan a stock bonus plan and to permit the leveraged acquisition of Company stock by the Plan. As such, the Plan is subject to the requirements of an employee stock ownership plan (ESOP) under Section 4975(e)(7) of the Internal Revenue Code. The Trustee was specifically empowered to enter into loans, on behalf of the Plan, to acquire Company stock or to repay a prior ESOP loan.

     Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options, and the decrease in the vesting period from three years to two years.

     PLAN PARTICIPATION
     Each employee of a participating employer (other than employees covered by a collective bargaining agreement) of the Company is eligible to participate in the Plan after completing one year of service in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

     CONTRIBUTIONS
     A participant may make matched or unmatched contributions.
     Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of his base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 1% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of his base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 8
---------------------------------------------------------------------------

     participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount, determined annually, based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions. The Company may contribute an amount in excess of the matching contribution to enable the Plan to meet its debt service payments.

     The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the years ended March 31, 1997 and 1996, no Supplemental Contributions were required.

     Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1989 vested immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change of control" of the Company (as defined in the Plan). Forfeitures of nonvested balances reduce future employer contributions.

     INVESTMENTS
     The Trustee maintains an Anheuser-Busch Companies, Inc.
     Common Stock Fund, an Earthgrains Company, Inc. Common Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Indexed Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contributions and all unmatched contributions to be invested in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 9
-------------------------------------------------------------------------

     The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the other stock purchase and savings plans sponsored by the Company. On
     September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund into a single Master Trust.

     DISTRIBUTIONS
     The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of his account and the part of the Company contribution portion of his account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

     PARTICIPANT LOANS
     A participant may borrow from Before-Tax and/or After-Tax vested account balances, subject to certain conditions. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate for the life of the loan is set quarterly at prime plus one percentage point as of the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

     PLAN EXPENSES
     Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are charged to and paid by the participating employers.

     PLAN TERMINATION
     The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 10
--------------------------------------------------------------------------

     of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING
     The Plan's financial statements are prepared on the accrual basis of accounting.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

     Certain reclassifications have been made to the 1996 financial statements to conform to current year presentation.

     INVESTMENT VALUATION
     Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31, 1997. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

     SECURITY TRANSACTIONS AND INVESTMENT INCOME
     Investment purchases and sales, and related realized gains and losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value compared to the cost of investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

     ALLOCATION OF ASSETS
     The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 11
--------------------------------------------------------------------------


3.   INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED
     CONTRIBUTION MASTER TRUST

     Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The Earthgrains Company, Inc.'s Common Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A. (Trustee).

     At March 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately 51% and 50%, respectively.

     The following table presents the fair value of investments for the Master Trust:

                                                      March 31,
                                             1997                1996

     Investments at fair value:
       Anheuser-Busch common stock    $  1,764,489,350    $  1,454,421,887
       Short-term fixed income              12,234,324          12,844,323
       Medium-term fixed income             44,142,666          48,259,434
       Equity index                         86,880,218          65,055,866
       Managed balanced                     10,806,861           9,431,452
       Index balanced                        7,756,536           6,020,060
       Participant loans                    76,179,822          63,971,162
       Earthgrains Company common stock     24,070,669          25,851,364
                                       ---------------     ---------------
                                      $  2,026,560,446    $  1,685,855,548
                                       ===============     ===============

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 12
--------------------------------------------------------------------------

Investment income for the Master Trust is as follows:

                                                Year ended March 31,
                                               1997             1996

Net appreciation in fair value of
investments:
   Anheuser-Busch common stock             $ 353,822,133    $ 179,537,693
   Short-term fixed income                       712,403         (146,135)
   Medium-term fixed income                    1,969,137        1,574,195
   Equity index                               12,218,135       14,939,087
   Managed balanced                              956,745        2,236,095
   Index balanced                                758,054          844,001
   Participant loans                                           (2,005,752)
   Earthgrains Company common stock           11,179,051        8,648,339
                                            ------------      -----------

                                             381,615,658      205,627,523

Interest                                       6,245,287        8,752,807
Dividends                                     32,464,215       34,040,767
                                             -----------     ------------

                                           $ 420,325,160    $ 248,421,097
                                            ============     ============

Financial statements for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 1997 and 1996 are included as Appendix A.

4.   FEDERAL INCOME TAX STATUS

     The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Code. The Plan Administrator and the Plan's tax counsel believe that the Plan is designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.   NOTES PAYABLE

     In June 1989, the Plan issued $250 million in guaranteed
     8.32% ESOP notes (Notes) to a group of insurance companies and other financial institutions. In September 1993, the interest rate was reduced to 8.25% per annum retroactive to January 1, 1993. Interest is payable semi-annually. Principal is payable in annual installments until maturity on March 31, 2004. The Notes are guaranteed by Anheuser-Busch Companies, Inc. and

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 13
--------------------------------------------------------------------------

     Anheuser-Busch, Inc. Proceeds of the Notes were used to purchase 5,665,723 shares of Company stock, the unallocated portion of which is pledged as security for the Notes. The shares are maintained in the Company Stock Fund and are released and allocated to Plan participants based on calculations specified in the Plan document as contributions are made to the Plan. During the year ended March 31, 1997, 778,032 shares were released to participants. Anheuser-Busch Companies, Inc. issued a 2-for-1 stock split during September 1996 resulting in an increase of the Company Stock Fund unallocated shares. At March 31, 1997 the Company Stock Fund held 5,087,996 unallocated shares.

     Principal maturities for each of the years ending March 31, are as follows:

               1998                 $  17,450,000
               1999                    18,350,000
               2000                    19,150,000
               2001                    20,000,000
               2002                    20,950,000
               2003                    22,000,000
               2004                    23,150,000
                                     ------------

                                    $ 141,050,000
                                     ============


6.   BENEFIT OBLIGATIONS

     Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:

                                                          March 31,
                                                     1997         1996

     Anheuser-Busch Companies common stock fund   $  834,010   $  95,925
     Medium-term fixed income fund                    99,213       1,817
     Equity index fund                               157,684       2,447
     Managed balanced fund                            12,476
     Index balanced fund                               1,982          29
     Earthgrains Company common stock fund            19,834         -
                                                   ---------     -------

                                                  $1,125,199    $100,218
                                                   =========     =======

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

Notes to Financial Statements
Page 14
--------------------------------------------------------------------------

     In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500. Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.

7.   TRANSACTIONS WITH PARTIES-IN-INTEREST

     At March 31, 1997, the Plan held shares of Anheuser-Busch Companies, Inc. common stock. These shares had a total cost of $380,311,194 and total market value of $866,236,945 at March 31, 1997. During the year ended March 31, 1997, transactions with the Company included aggregate purchases and sales totaling $21,081,942 and $1,801,063, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

     At March 31, 1997, the Plan held investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. These investments had a total cost and total market value of $654,102 at March 31, 1997. During the year ended March 31, 1997, transactions with the Fund included aggregate purchases and sales totaling $38,155,766 and $49,910,261, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

8.   UNIT ACCOUNTING

     As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1997, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

                                             Units Held   NAV per Unit

     Anheuser-Busch Common Stock Fund        47,089,969          13.95
     Short Term Fixed Income Fund               644,490          16.29
     Medium Term Fixed Income Fund            1,538,013          21.37
     Equity Index Fund                          407,817         165.67
     Managed Balanced Fund                      608,551          14.50
     Indexed Balanced Fund                      183,413          35.97
     Participant Loans                       34,412,563           1.00
     Earthgrains Company Common Stock Fund    1,451,461           8.25


ANHEUSER-BUSCH DEFERRED INCOME STOCK                             SCHEDULE I
PURCHASE AND SAVINGS PLAN

Item 27d - Schedule of Reportable Transactions*
Year Ended March 31, 1997
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH



                                      Number   Number   Total       Total
  Identity of          Description      of       of     cost of     proceeds      Net gain
 party involved          of asset    purchases  sales purchases   from sales       (loss)
Mellon Bank, N.A.   Employee Benefit     265   70     $ 38,155,766  $ 49,910,261  $    -
                    Temporary Investment
                    Fund

Anheuser-Busch      Promissory Notes of   57     -      10,988,381       -             -
 Companies, Inc.    various participants
                    of plan (participant
                    loans)

Anheuser-Busch      Common Stock          43     4      21,081,942     1,801,063    958,607
 Companies, Inc.

The Earthgrains     Common Stock          -     41       2,986,595     6,404,513  3,417,918
 Company




* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of March 31, 1996 as defined in
   Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN       APPENDIX A
                                                                    Page 1 of 4
Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                             Short-term  Medium-term
                            Anheuser-Busch     fixed       fixed        Equity
                            Companies, Inc.    income      income       index
                               stock fund       fund       fund          fund
Assets
Cash                      $     -          $    -        $       869  $    -
Receivables:
  Income                        -             3,334,261       607,418       -
                          ---------------  ------------  ------------  ------------
                                -             3,334,261       608,287       -
                          ---------------  ------------  ------------  ------------

Investments, at fair value:
  Anheuser-Busch Companies,
     Inc. Common Stock      1,763,200,723

  Interest bearing cash         1,288,627                     350,368
  U.S. government securities                   1,901,519    31,422,938
  Corporate debt instruments                  10,332,805    11,217,609
  Insurance contracts
  Interest in common/collective                              1,151,751
    trusts
  Loans to participant
  Earthgrains Company Inc.
    common stock
  Other investments             -               -             -          86,880,218
                          ---------------  -----------   ------------  ------------
                            1,764,489,350    12,234,324    44,142,666    86,880,218
                          ---------------  ------------  ------------  ------------
    Total assets            1,764,489,350    15,568,585    44,750,953    86,880,218
                          ---------------  ------------  ------------  ------------
Liabilities
Notes payable                 282,100,000       -             -             -
                          ---------------  ------------  ------------  ------------
    Total liabilities         282,100,000       -             -             -
                          ---------------  ------------  ------------  ------------

    Net assets available  $ 1,482,389,350  $ 15,568,585  $ 44,750,953  $ 86,880,218
      for benefits        ===============  ============  ============  ============





PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed     Index   Participant  Earthgrains
                                balanced   balanced     loan     Company stock
                                  fund       fund       fund         fund                Total
Assets
Cash                          $      -    $    -     $   -      $        -         $          869
Receivables:
  Income                             -         -         -               -              3,941,679
                               -----------  --------   --------      ----------    --------------
                                     -         -         -               -              3,942,548
                               -----------  --------   --------      -----------   --------------
Investments, at fair value
  Anheuser-Busch Companies, Inc.
     Common Stock                                                                   1,763,200,723
  Interest bearing cash                                                                 1,638,995
  U.S. government securities                                                           33,324,457
  Corporate debt instruments                                                           21,550,414
  Insurance contracts           10,806,861   3,809,698                                 14,616,559
  Interest in common/collective
    trusts                                   3,946,838                                  5,098,589
  Loans to participant                                   76,179,822                    76,179,822
  Earthgrains Company Inc.
    common stock                                                      24,070,669       24,070,669
  Other investments                -              -         -             -            86,880,218
                             -------------   ----------   ----------  -----------   -------------
                                10,806,861    7,756,536   76,179,822   24,070,669   2,026,560,446
                             -------------   ----------   ----------  -----------   -------------
    Total assets                10,806,861    7,756,536   76,179,822   24,070,669   2,030,502,994
                             -------------   ----------   ----------  -----------   -------------

Liabilities
Notes payable                      -              -          -             -           282,100,000
                              ------------   ----------   ----------- -----------    -------------
    Total liabilities              -              -          -              -          282,100,000
                              ------------   ----------  -----------  -----------    -------------

    Net assets available     $  10,806,861  $ 7,756,536 $ 76,179,822 $ 24,070,669  $ 1,748,402,994
      for benefits            ============  ===========  ===========  ===========   ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN       APPENDIX A
                                                                    Page 2 of 4
Statement of Net Assets Available for Benefits
March 31, 1996
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                            Companies, Inc.   income      income     index
                               stock fund       fund       fund       fund
Assets
Cash                          $     9,443    $    -     $      493  $    -
Receivables:
     Income                        25,136       717,116     660,124       -
                             ------------     ---------  ----------    -----------
                                   34,579       717,116     660,617        -
                             ------------     ---------  ----------    -----------

Investments, at fair market value
  Earthgrains Company Inc.
    common stock
  Anheuser-Busch Companies,  1,429,086,002
    Inc. common stock
  Interest bearing cash         25,335,885                  780,070
  U.S. Government securities                  4,975,174  30,828,807
Corporate debt instruments                    7,380,989  11,816,309
  Insurance contracts
  Interest in common/collective                           3,363,318
trusts
  Loans to participants
  Other investments                -            488,160   1,470,930     65,055,866
                             -------------   ----------  ----------     ----------
     Total investments       1,454,421,887   12,844,323  48,259,434     65,055,866
                             -------------   ----------  ----------     ----------
     Total assets            1,454,456,466   13,561,439   48,920,051    65,055,866
                             -------------   ----------   ----------    ----------

Liabilities
Notes payable                  315,400,000
Other payable                          573        -            -            -
                              ------------   ----------   ----------   -----------
     Total liabilities         315,400,573         -            -             -
                              ------------   ----------   ----------   -----------

     Net assets available  $ 1,139,055,893  $13,561,439  $ 48,920,051 $ 65,055,866
       for benefits        ===============   ==========   =========== ============





PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant    Earthgrains
                                Balanced    balanced       loan       Company stock
                                  fund        fund         fund           fund            Total
Assets
Cash                         $       -      $  -        $   -        $   -        $         9,936
Receivables:
  Income                             -         -            -            -              1,402,376
                             -------------  ----------- ------------ ------------ ---------------
                                     -         -            -            -              1,412,312
                             -------------  ----------- ------------ ------------ ---------------
Investments, at fair value
  Earthgrains Company Inc.
     common stock                                                     25,851,364       25,851,364
  Anheuser-Busch Companies, Inc.
     common stock                                                                   1,429,086,002
  Interest bearing cash                                                                26,115,955
  U.S. Government securities                                                           35,803,981
  Corporate debt instruments                                                           19,197,298
  Insurance contracts           9,431,452
  Interest in common/collective                                                         9,431,452
    trusts                                    3,023,771   (5,096,285)                   1,290,804
  Loans to participants                                   69,067,447                   69,067,447
  Other investments                -          2,996,289     -             -            70,011,245
                              ------------   ----------  ----------- ------------ ---------------
    Total investments            9,431,452    6,020,060   63,971,162   25,851,364   1,685,855,548
                              ------------  ----------- ------------ ------------ ---------------
    Total assets                 9,431,452    6,020,060   63,971,162   25,851,364   1,687,267,860
                             -------------  ----------- ------------ ------------ ---------------

Liabilities
Notes payable                                                                         315,400,000
Other payable                      -              -         -              -                  573
                             -------------  ----------- ------------ ------------ ---------------
    Total liabilities              -              -         -               -         315,400,573
                             -------------  ----------- ------------ ------------ ---------------

    Net assets available for $   9,431,452  $ 6,020,060 $ 63,971,162 $ 25,851,364 $ 1,371,867,287
      benefits               =============  =========== ============ ============ ===============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 3 of 4
Statement of Changes in Net Assets Available for Benefits with Fund
Information
For the Year Ended March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                            Companies, Inc.   income      income     index
                               stock fund       fund       fund       fund
Additions to net assets
  attributed to:
    Contributions:
         Employer           $   16,302,090 $      -    $     -      $    -
         Participant            55,969,069     964,233    4,624,414   7,565,400
                            -------------- ----------- ------------ -----------
                                72,271,159     964,233    4,624,414   7,565,400
                            -------------- ----------- ------------ -----------
Investment income:
     Interest                      752,385         264
     Dividends                  32,464,215
     Net realized and unrealized
      change in fair market
      value                    353,822,133     712,403    1,969,137  12,218,135
                            -------------- ----------- ------------ -----------
       Total additions         459,309,892   1,676,900    6,593,551  19,783,535
Distributions to participants   89,417,709   2,217,757    2,752,761   3,232,210
Interest expense                40,338,376
Administrative expenses             14,892
Net transfer in (out)           13,794,542   2,548,003   (8,009,888)  5,273,027
                            -------------- ----------- ------------ -----------
Net increase (decrease)        343,333,457   2,007,146   (4,169,098) 21,824,352
Net assets at beginning of   1,139,055,893  13,561,439   48,920,051  65,055,866
 period                     -------------- ----------- ------------ -----------

Net assets at end of period $1,482,389,350 $15,568,585 $ 44,750,953 $86,880,218
                            ============== =========== ============ ===========




PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant   Earthgrains
                                Balanced    balanced      loan      Company stock
                                  fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Employer                  $     -      $    -      $    -       $     -     $   16,302,090
    Participant                  1,219,079     822,586      -             -         71,164,781
                              ------------ ----------- ------------ ----------- --------------
                                 1,219,079     822,586      -             -         87,466,871
                              ------------ ----------- ------------ ----------- --------------
Investment income:
     Interest                                             5,492,638                  6,245,287
     Dividends                                                                      32,464,215

     Net realized and unrealized
      change in fair market
      value                        956,745     758,054      -        11,179,051    381,615,658
                              ------------ ----------- ------------ ----------- --------------
       Total additions           2,175,824   1,580,640    5,492,638  11,179,051    507,792,031
Distributions to participants      830,141     209,474      374,073   1,745,926    100,780,051
Interest expense                                                                    40,338,376
Administrative expenses                                                                 14,892
Net transfer in (out)               29,726     365,310    7,090,095 (11,213,820)     9,876,995
                              ------------ ----------- ------------ ----------- --------------
     Net increase (decrease)     1,375,409   1,736,476   12,208,660  (1,780,695)   376,535,707
Net assets at beginning of       9,431,452   6,020,060   63,971,162  25,851,364  1,371,867,287
   period                     ------------ ----------- ------------ ----------- --------------
Net assets at end of period   $ 10,806,861 $ 7,756,536 $ 76,179,822 $24,070,669 $1,748,402,994
                              ============ =========== ============ =========== ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 4 of 4
Statement of Changes in Net Assets Available for Benefits
For the Year Ended March 31, 1996
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term   Medium-term
                            Anheuser-Busch    fixed        fixed      Equity
                            Companies, Inc.   income       income     index
                              stock fund       fund*       fund*      fund*
Additions to net assets
  attributed to:
    Contributions:
         Employer           $   34,515,122  $     -     $    -      $    -
         Participant            50,628,382    1,277,033   4,433,495   6,268,943
                            --------------  ----------- ----------- -----------
                                85,143,504    1,277,033   4,433,495   6,268,943
                            --------------  ----------- ----------- -----------

Investment income:
     Interest                      599,391      587,446   2,168,611     955,322
     Dividends                  34,040,767
     Net realized/unrealized
      change in fair market
      value                    179,537,693     (146,135)  1,574,195  14,939,087
                            --------------  ----------- ----------- -----------
                               214,177,851      441,311   3,742,806  15,894,409
Transfer in at Master Trust    951,718,867         -           -         -
inception                   --------------  ----------- ----------- -----------
      Total additions        1,251,040,222    1,718,344   8,176,301  22,163,352

Distributions to participants   69,476,790    1,277,113   3,070,393   1,978,680
Interest expense                14,317,876
Administrative expense              11,843
Net transfer in (out)          (28,177,820)   1,719,021  (1,613,902)  6,813,354
                            --------------  ----------- ----------- -----------
      Net increase           1,139,055,893    2,160,252   3,492,006  26,998,026
Net assets at beginning of
 period                            -         11,401,187  45,428,045  38,057,840
                            --------------  ----------- ----------- -----------
Net assets at end of period $1,139,055,893  $13,561,439 $48,920,051 $65,055,866
                            ==============  =========== =========== ===========




* Includes income earned by the respective Master Trust during the period April 1, 1995 through September 1, 1995.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant   Earthgrains
                                Balanced    balanced      loan      Company stock
                                  fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Employer                   $    -      $    -      $    -       $     -     $   34,515,122
    Participant                  1,517,526   1,198,761      -             -         65,324,140
                               ----------- ----------- ------------ ----------- --------------
                                 1,517,526   1,198,761      -             -         99,839,262
                               ----------- ----------- ------------ ----------- --------------
Investment income:
     Interest                        1,380      45,571    4,395,086                  8,752,807
     Dividends                                                                      34,040,767
     Net realized and unrealized
      change in fair market
      value                      2,236,095     844,001  (2,005,752)   8,648,339    205,627,523
                               ----------- ----------- ------------ ----------- --------------
                                 2,237,475     889,572   2,389,334    8,648,339    248,421,097

Transfer in at Master Trust
 inception                           -           -       51,693,730  10,318,530  1,013,731,127
                               ----------- ----------- ------------ ----------- --------------
       Total additions           3,755,001   2,088,333   54,083,064  18,966,869  1,361,991,486

Distributions to participants      307,994     150,894    1,123,663                 77,385,527
Interest expenses                                                                   14,317,876
Administrative expenses                                                                 11,843
Net transfer in (out)            1,463,796   1,899,295   11,011,761   6,884,495        -
                               ----------- ----------- ------------ ----------- --------------
     Net increase                4,910,803   3,836,734   63,971,162  25,851,364  1,270,276,240
Net assets at beginning of
   period                        4,520,649   2,183,326      -           -          101,591,047
                               ----------- ----------- ------------ ----------- --------------
   Net assets at end of period $ 9,431,452 $ 6,020,060 $ 63,971,162 $25,851,364 $1,371,867,287
                               =========== =========== ============ =========== ==============


